Exhibit 10.1

Execution Version

AMENDMENT NUMBER TWELVE

TO LOAN AND SECURITY AGREEMENT AND WAIVER

This AMENDMENT NUMBER TWELVE TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated as of April 21, 2023, is entered into by and among AENT CORPORATION, a Delaware corporation (f/k/a Alliance Entertainment Holding Corporation, a Delaware corporation) (“AENT”), PROJECT PANTHER ACQUISITION CORPORATION, a Delaware corporation (“Panther”), AEC DIRECT, LLC, a Delaware limited liability company (“AEC”), ALLIANCE ENTERTAINMENT, LLC, a Delaware limited liability company (“Alliance”), DIRECTTOU, LLC, a Delaware limited liability company (“Directtou”), MECCA ELECTRONICS INDUSTRIES, INC., a New York corporation (“Mecca”), MILL CREEK ENTERTAINMENT, LLC, a Minnesota limited liability company (“Mill Creek”) and COKEM INTERNATIONAL, LTD., a Minnesota corporation (“COKeM”, and together with AENT, Panther, AEC, Alliance, Directtou, Mecca and Mill Creek, each a “Borrower”, and collectively, the “Borrowers”), the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.            Borrowers, Agent, and the financial institutions party thereto from time to time as lenders (collectively, “Lenders”) are parties to that certain Loan and Security Agreement, dated as of February 21, 2017 (as amended, restated, amended and restated, supplemented, extended, or otherwise modified in writing from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement as amended hereby.

Borrowers were advised of the existence of certain Events of Default with respect to their failure to meet the required Fixed Charge Coverage Ratio for the reporting periods of November 2022 and December 2022, as set forth in that certain notice of default and reservation of rights letter from Agent to Borrowers dated February 8, 2023 (the “2/23 NOD/ROR Letter”, and such Events of Default the “2/23 Events of Default”) and Lenders reserved their rights with respect to the 2/23 Events of Default on the terms set forth in the 2/23 NOD/ROR Letter.

B.             Borrowers acknowledge that the merger of Adara Merger Sub with and into AENT in February 2023 was not a Permitted SPAC Transaction because it occurred while there existed the 2/23 Events of Default, and as a result an additional Event of Default exists under Section 10.2.9 of the Loan Agreement (the “SPAC Default”);

C.             Borrowers acknowledge that they have failed to maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 on a trailing twelve month basis for the months ended January 31, 2023 and February 28, 2023, in violation of Section 10.3.1 of the Loan Agreement as in effect immediately prior to the consummation of this Amendment (the “New FCCR Events of Default”);

D.            Borrowers acknowledge that COKeM and Mill Creek were not in good standing under the laws of Minnesota during a period starting on or around January 28, 2023 and ending on April 20, 2023, which caused additional Events of Default to exist under Section 11.1(b) of the Loan Agreement (such Events of Default, collectively, the “Good Standing Defaults”);

E.             Borrowers acknowledge that they did not give notice to, or seek consent from, Agent and the Lenders prior to changing the name of Alliance Entertainment Holding Corporation to AENT Corporation on February 10, 2023 (the “AENT Name Change”);

F.             Borrowers anticipate that they may fail to maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 on a trailing twelve month basis for the month ending March 31, 2023 in violation of Section 10.3.1 of the Loan Agreement as in effect immediately prior to the consummation of this Amendment (such potential Event of Default, collectively with the New FCCR Events of Default, the SPAC Default, the 2/23 Events of Default, the Good Standing Defaults and any Default or Event of Default under Sections 10.2.9 or 10.2.11 of the Loan Agreement as a result of the AENT Name Change, the “Specified Events of Default”);

G.             Borrowers have requested that Lenders waive the Specified Events of Default and Lenders are willing to do so on the condition that the Loan Agreement is amended as provided herein; and

H.            Subject to the terms and conditions set forth herein, Agent and Lenders agree to waive the Specified Events of Default and Agent, Lenders and Borrowers agree to make those amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.              AMENDMENTS TO THE LOAN AGREEMENT.

A.            The definition of “Alliance Holding” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Alliance Holding: (a) through and including February 9, 2023, as defined in the preamble to this Agreement; and (b) commencing February 10, 2023, AENT Corporation, a Delaware corporation, formerly known as Alliance Entertainment Holding Corporation, a Delaware corporation.

B.            The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Applicable Margin: the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last calendar month that is the end of a Fiscal Quarter, as measured for the twelve month period then ended:

Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans	SOFR Revolver Loans

I	< 1.5x	2.00%	3.00%
II	>1.5x and < 1.75	1.75%	2.75%
III	>1.75x	1.50%	2.50%

During the period from the Twelfth Amendment Effective Date, to, and including, the last day of the calendar quarter ending June 30, 2023, margins shall be determined as if Level I were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following receipt by Agent of the Compliance Certificate delivered in respect of the most recent calendar month that is the end of a Fiscal Quarter. If Agent is unable to determine the Fixed Charge Coverage Ratio for a calendar month that is the end of a Fiscal Quarter due to Borrowers' failure to deliver the Compliance Certificate or any financial report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level I were applicable until the first day of the calendar month following its receipt.

C.            The definition of “Availability Reserve” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the Accounts Payable Reserve; (f) the COKeM Independent Contractor Reserve, (g) the COKeM Sellers Notes Reserve, (h) the Availability Block, and (i) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

D.            The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate Revolver Commitments, minus the Availability Block; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

E.            The definition of “Excess Availability” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Excess Availability: as of any date of determination, the amount equal to Availability, minus the aggregate amount, if any, of the Accounts Payable Reserve and all book overdrafts of Alliance Holding and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

F.            The definition of “Inventory Formula Amount” in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (a) thereof and replacing it with the following:

(a) $110,000,000 during each Seasonal Period and $90,000,000 at all other times; and

G.            The definition of “Revolver Commitment” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Revolver Commitment: for any Lender and as of any date of measurement, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount as of such date shown on Schedule 1.1, as hereafter modified pursuant to an Assignment to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

H.            The following definitions are hereby added to Section 1.1 of the Loan Agreement in their appropriate alphabetical order:

Availability Block: $5,000,000 commencing on April 19, 2023 and continuing through April 30, 2023, $10,000,000 commencing on May 1, 2023 and continuing through but not including the Fixed Charge Coverage Compliance Date, and $0 thereafter. The Availability Block will be reported and calculated in the Borrowing Base Reports commencing with the Borrowing Base Report delivered in respect of the weekly period ending April 21, 2023.

Fixed Charge Coverage Compliance Date: the first calendar month end after the Twelfth Amendment Effective Date for which the monthly financial reports required to be delivered pursuant to Section 10.1.2(b) demonstrate a Fixed Charge Coverage Ratio of at least 1.10 to 1.00.

Twelfth Amendment Effective Date: April 21, 2023.

I.              Section 2.1.7 of the Loan Agreement is hereby deleted in its entirety.

J.              Section 10.3.1 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

10.3.1     Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio, measured at the end of each calendar month commencing with the Fixed Charge Coverage Compliance Date, of at least 1.10 to 1.00. For the avoidance of doubt, this covenant will not be tested on March 31, 2023.

10.3.2     EBITDA: So long as the Fixed Charge Coverage Compliance Date has not occurred, maintain EBITDA, measured on a calendar year to date basis as of the last day of each of the following calendar months, of at least the following amounts:

Measurement Date	Minimum EBITDA
March 31, 2023	($3,800,000)
April 30, 2023	($2,700,000)
May 31,2023	($2,800,000)
June 30, 2023	($1,550,000)
July 31, 2023	($300,000)
August 31, 2023	($1,010,000)
September 30, 2023	$250,000
October 31, 2023	$4,200,000
November 30, 2023	$10,700,000
December 31, 2023	$13,600,000

K.            Schedule 1.1 to the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 1.1 attached hereto and incorporated herein by this reference.

II.            WAIVER OF SPECIFIED EVENTS OF DEFAULT AND RELEASE. Notwithstanding any term or provision of the Loan Documents to the contrary, Agent and Required Lenders hereby agree to waive the Specified Events of Default.

A.            The limited waiver set forth herein shall be limited precisely as written and shall not be deemed to (i) be an amendment, waiver, consent, or modification of any other term or condition of the Loan Agreement or any other Loan Document, or (ii) prejudice any right or remedy which Agent or the Lenders may now or in the future have under or in connection with the Loan Agreement or any other Loan Document. The limited waiver set forth herein shall not excuse future non-compliance with the Loan Agreement or any other Loan Document and shall not be a practical construction, course of conduct or course of performance under the Loan Agreement or under any other Loan Document. Each Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that Agent, for the ratable benefit of the Lenders, has and shall continue to have valid, perfected Liens in the Collateral.

B.             Each Borrower hereby absolutely and unconditionally releases and forever discharges Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention each Borrower waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

C.             Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

D.             Each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above and it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by each Borrower pursuant to the above release. If any Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, each Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

III.           CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment as set forth herein is subject to the satisfaction or waiver of the following conditions precedent:

A.            Amendment. (i) Agent shall have received fully executed copies of this Amendment; and (ii) Agent shall be satisfied that the execution and delivery of this Amendment by Borrowers shall have been duly authorized or ratified by all necessary corporate action.

B.            Waiver Fee. Borrower shall pay to Agent, for the Pro Rata benefit of the Lenders, a waiver fee in an amount equal to $179,882.64 on the Twelfth Amendment Effective Date.

C.            Satisfaction of Conditions under Section 6.2 of the Loan Agreement. Borrowers represent and warrant as of the date hereof that: (i) no Default or Event of Default exists other than the Specified Events of Default; (ii) the representations and warranties of each Obligor in the Loan Documents are true and correct (except for representations and warranties that relate solely to an earlier date); (iii) all conditions precedent in any Loan Document are satisfied; (iv) no event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and (v) with respect to a Letter of Credit issuance, all LC Conditions are satisfied.

D.            Miscellaneous. Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

IV.           MISCELLANEOUS.

A.            Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender shall affect the representations and warranties or the right of Agent and Lenders to rely thereon.

B.             Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.             Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists other than the Specified Events of Default.

D.             Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.             Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F.             Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G.             NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, LENDERS, AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS, AND BORROWERS.

H.            GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

I.              CONSENT TO FORUM; OTHER JURISDICTIONS; ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING FORUM; OTHER JURISDICTIONS; ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS SET FORTH IN SECTIONS 14.14 AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and a Lender

By:	/s/ Jennifer Tang
Name:	Jennifer Tang
Title:	Senior Vice President

Amendment Number Twelve to Loan and Security Agreement and Waiver

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Patrick Lingrosso
Name:	Patrick Lingrosso
Title:	Vice President

Amendment Number Twelve to Loan and Security Agreement and Waiver

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Brittany Morrissey
Name:	Brittany Morrissey
Title:	Director

Amendment Number Twelve to Loan and Security Agreement and Waiver

BORROWERS:

AENT CORPORATION

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

PROJECT PANTHER ACQUISITION CORPORATION

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

AEC DIRECT, LLC

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

ALLIANCE ENTERTAINMENT, LLC

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

DIRECTTOU, LLC

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

MECCA ELECTRONICS INDUSTRIES, INC.

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

Amendment Number Twelve to Loan and Security Agreement and Waiver

MILL CREEK ENTERTAINMENT, LLC

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

COKEM INTERNATIONAL, LTD.

By:	/s/ Bruce Ogilvie
Name:	Bruce Ogilvie
Title:	Chairman

Amendment Number Twelve to Loan and Security Agreement and Waiver

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Bank of America, N.A.	$ 91,000,000	$ 91,000,000
BMO Harris Bank N.A.	$ 49,000,000	$ 49,000,000
Fifth Third Bank N.A.	$ 35,000,000	$ 35,000,000

Total:	$175,000,000	$175,000,000

Amendment Number Twelve to Loan and Security Agreement and Waiver